As filed with the Securities and Exchange Commission on May 22, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ExpressJet Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	76-0517977
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

700 North Sam Houston Parkway West, Suite 200
Houston, Texas	77067
(Address of Principal Executive Offices)	(Zip Code)
ExpressJet Holdings, Inc. 2007 Stock Incentive Plan
(As Amended and Restated Effective May 14, 2009)
(Full title of the plan)
Suzanne L. Johnson
Staff Vice President, General Counsel and Secretary
700 North Sam Houston Parkway West
Suite 200
Houston, Texas 77067
(Name and address of agent for service)
(832) 353-1000
(Telephone number, including area code, of agent for service)
Copies to:
John B. Clutterbuck
Timothy C. Langenkamp
Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
(713) 220-4200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
Title of securities	Amount to be	offering price	aggregate offering	registration
to be registered	registered (2)	per share (3)	price	fee
Common Stock, par value $.01 per share(1)	2,676,627 shares	$1.475	$3,948,024.83	$220.30

(1)	Includes ExpressJet Holdings, Inc. Preferred Stock Purchase Rights. Prior to the occurrence of certain events, purchase rights for Junior Participating Preferred Stock of ExpressJet Holdings, Inc. will not be evidenced separately from the Common Stock of ExpressJet Holdings, Inc.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares as may be necessary to adjust the number of shares being offered or issued pursuant to the plan as a result of stock splits, stock dividends or similar transactions.

(3)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) and (h) under the Securities Act and based upon the average of the high and low sales prices of the shares as reported on The New York Stock Exchange on May 20, 2009.

PART I
PART II
Item 3. Incorporation of Documents by Reference
Item 4. Description of Securities
Item 5. Interests of Named Experts and Counsel
Item 6. Indemnification of Directors and Officers
Item 7. Exemption from Registration Claimed
Item 8. Exhibits
Item 9. Undertakings
SIGNATURES
EX-4.5
EX-4.6
EX-4.7
EX-4.8
EX-4.9
EX-5.1
EX-23.1

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
          The document(s) containing the information required in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. ExpressJet Holdings, Inc. (the “Company”) shall maintain a file of such documents in accordance with the provisions of Rule 428(a)(2) of the Securities Act. Upon request, the Company shall furnish to the Commission or its staff a copy of any or all of the documents included in the file.
PART II
INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The Company incorporates by reference in this registration statement the following documents and information previously filed with the Commission:
•	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Commission on March 3, 2009 (File No. 001-31300);

•	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the Commission on May 7, 2009 (File No. 001-31300);

•	the Company’s Current Reports on Form 8-K filed with the Commission on March 12, 2009, March 27, 2009, April 13, 2009, May 12, 2009 and May 20, 2009 and Current Report on Form 8-K/A filed with the Commission on March 6, 2009 (File No. 001-31300); and

•	the description of the Company’s Common Stock, par value $.01 per share (the “Common Stock”) contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on April 15, 2002 (File No. 001-31300), and any amendment or report filed for the purpose of updating that description.
     All documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K), subsequent to the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.
     Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
          The legality of the Common Stock offered hereby is being passed upon for us by Andrews Kurth LLP.

Item 6. Indemnification of Directors and Officers.
          The Company is incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of Title 8 of the Delaware Code gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
          Section 145 also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Section 145 further provides that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
          Section 145 also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.
          The Company’s restated certificate of incorporation and restated bylaws provide for the indemnification of officers and directors to the fullest extent permitted by the Delaware Code. The Company maintains insurance policies indemnifying directors and officers against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.

Exhibit
Number	Description

+4.1	Restated Certificate of Incorporation, as amended by the Certificated of Amendment dated July 1, 2008 and Certificated of Amendment dated October 1, 2008 (incorporated by reference to Exhibit 3.1 to the Company’s report on Form 10-Q for the quarter ended September 30, 2008, File No. 1-31300).

+4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on May 24, 2007, File No. 1-31300).

Exhibit
Number	Description

+4.3	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1, Reg. No. 333-64808).

+4.4(a)	Rights Agreement among the Company, Continental Airlines, Inc. (“Continental”) and Mellon Investor Services LLC, as Rights Agent, including form of Rights Certificate, dated April 1, 2002 (incorporated by reference to Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, File No. 1-31300).

+4.4(b)	First Amendment to Rights Agreement, dated December 13, 2006 (incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, File No. 1-31300).

+4.4(c)	Second Amendment to Rights Agreement, dated as of July 25, 2008 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on July 25, 2008, File No. 1-31300).

*4.5	ExpressJet Holdings, Inc. 2007 Stock Incentive Plan (As Amended and Restated Effective May 14, 2009).

*4.6	Form of Non-Qualified Employee Stock Option Agreement pursuant to the ExpressJet Holdings, Inc. 2007 Stock Incentive Plan (As Amended and Restated Effective May 14, 2009).

*4.7	Form of Outside Director Stock Option Agreement pursuant to the ExpressJet Holdings, Inc. 2007 Stock Incentive Plan (As Amended and Restated Effective May 14, 2009).

*4.8	Form of Employee Restricted Stock Agreement pursuant to the ExpressJet Holdings, Inc. 2007 Stock Incentive Plan (As Amended and Restated Effective May 14, 2009).

*4.9	Form of Outside Director Restricted Stock Agreement pursuant to the ExpressJet Holdings, Inc. 2007 Stock Incentive Plan (As Amended and Restated Effective May 14, 2009).

*5.1	Opinion of Andrews Kurth LLP.

*23.1	Consent of Ernst & Young LLP.

*23.2	Consent of Andrews Kurth LLP (included in Exhibit 5.1).

+	Incorporated by reference.

*	Filed herewith
Item 9. Undertakings
     (a) The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 22nd day of May, 2009.

By:	/s/ Phung Ngo-Burns
Phung Ngo-Burns
Vice President, Finance and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James B. Ream James B. Ream	President, Chief Executive Officer and Director (Principal Executive Officer)	May 22, 2009

/s/ Phung Ngo-Burns Phung Ngo-Burns	Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	May 22, 2009

/s/ Robert E. Bickmore Robert E. Bickmore	Senior Director and Controller (Principal Accounting Officer)	May 22, 2009

/s/ Salvatore J. Badalamenti Salvatore J. Badalamenti	Director	May 22, 2009

/s/ George R. Bravante, Jr. George R. Bravante, Jr.	Director	May 22, 2009

/s/ Janet M. Clarke Janet M. Clarke	Director	May 22, 2009

/s/ Kim A. Fadel Kim A. Fadel	Director	May 22, 2009

/s/ Judith R. Haberkorn Judith R. Haberkorn	Director	May 22, 2009

/s/ Bonnie S. Reitz Bonnie S. Reitz	Director	May 22, 2009

/s/ Alan Freudenstein Alan Freudenstein	Director	May 22, 2009

/s/ William F. Loftus William F. Loftus	Director	May 22, 2009

/s/ T. Patrick Kelly T. Patrick Kelly	Director	May 22, 2009

EXHIBIT INDEX

Exhibit
Number	Description

+4.1	Restated Certificate of Incorporation, as amended by the Certificated of Amendment dated July 1, 2008 and Certificated of Amendment dated October 1, 2008 (incorporated by reference to Exhibit 3.1 to the Company’s report on Form 10-Q for the quarter ended September 30, 2008, File No. 1-31300).

+4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on May 24, 2007, File No. 1-31300).

+4.3	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1, Reg. No. 333-64808).

+4.4(a)	Rights Agreement among the Company, Continental Airlines, Inc. (“Continental”) and Mellon Investor Services LLC, as Rights Agent, including form of Rights Certificate, dated April 1, 2002 (incorporated by reference to Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, File No. 1-31300).

+4.4(b)	First Amendment to Rights Agreement, dated December 13, 2006 (incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, File No. 1-31300).

+4.4(c)	Second Amendment to Rights Agreement, dated as of July 25, 2008 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on July 25, 2008, File No. 1-31300).

*4.5	ExpressJet Holdings, Inc. 2007 Stock Incentive Plan (As Amended and Restated Effective May 14, 2009).

*4.6	Form of Non-Qualified Employee Stock Option Agreement pursuant to the ExpressJet Holdings, Inc. 2007 Stock Incentive Plan (As Amended and Restated Effective May 14, 2009).

*4.7	Form of Outside Director Stock Option Agreement pursuant to the ExpressJet Holdings, Inc. 2007 Stock Incentive Plan (As Amended and Restated Effective May 14, 2009).

*4.8	Form of Employee Restricted Stock Agreement pursuant to the ExpressJet Holdings, Inc. 2007 Stock Incentive Plan (As Amended and Restated Effective May 14, 2009).

*4.9	Form of Outside Director Restricted Stock Agreement pursuant to the ExpressJet Holdings, Inc. 2007 Stock Incentive Plan (As Amended and Restated Effective May 14, 2009).

*5.1	Opinion of Andrews Kurth LLP.

*23.1	Consent of Ernst & Young LLP.

*23.2	Consent of Andrews Kurth LLP (included in Exhibit 5.1).

+	Incorporated by reference.

*	Filed herewith